RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-171806

Final Pricing Supplement Dated March 28, 2011 to the Product Prospectus Supplement Dated January 28, 2011, Prospectus Dated January 28, 2011, and Prospectus Supplement Dated January 28, 2011	$22,816,000 Reverse Convertible Notes Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering twenty nine (29) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this pricing supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated January 28, 2011.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Twenty Nine RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	March 28, 2011	Principal Amount:	$1,000 per RevCons
Issuance Date:	March 31, 2011	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2762	AK Steel Holding Corporation (AKS)	17.30%	$15.61	$12.49	3 months	78008K2A0	$1,412,000.00	100%	$21,180.00 1.50%	$1,390,820.00 98.50%
2763	AMR Corporation (AMR)	14.75%	$6.67	$5.00	3 months	78008K2B8	$408,000.00	100%	$6,120.00 1.50%	$401,880.00 98.50%
2764	ARM Holdings plc (ARMH)	12.25%	$26.89	$21.51	3 months	78008K2C6	$420,000.00	100%	$6,300.00 1.50%	$413,700.00 98.50%
2765	ATP Oil & Gas Corporation (ATPG)	15.00%	$18.71	$14.03	3 months	78008K2D4	$803,000.00	100%	$12,045.00 1.50%	$790,955.00 98.50%
2766	Salesforce.com, Inc. (CRM)	11.50%	$127.99	$102.39	3 months	78008K2E2	$428,000.00	100%	$6,420.00 1.50%	$421,580.00 98.50%

(continued on the next page)
RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2767	Delta Air Lines, Inc. (DAL)	17.75%	$9.91	$7.93	3 months	78008K2F9	$687,000.00	100%	$10,305.00 1.50%	$676,695.00 98.50%
2768	DryShips Inc. (DRYS)	13.75%	$4.97	$3.98	3 months	78008K2G7	$28,000.00	100%	$420.00 1.50%	$27,580.00 98.50%
2769	Green Mountain Coffee Roasters, Inc. (GMCR)	18.25%	$62.70	$50.16	3 months	78008K2H5	$1,755,000.00	100%	$26,325.00 1.50%	$1,728,675.00 98.50%
2770	The Goodyear Tire & Rubber Company (GT)	14.25%	$14.57	$11.66	3 months	78008K2J1	$1,525,000.00	100%	$22,875.00 1.50%	$1,502,125.00 98.50%
2771	Petrohawk Energy Corporation (HK)	11.50%	$22.56	$18.05	3 months	78008K2K8	$1,307,000.00	100%	$19,605.00 1.50%	$1,287,395.00 98.50%
2772	Hecla Mining Company (HL)	12.00%	$8.81	$6.61	3 months	78008K2L6	$1,257,000.00	100%	$18,855.00 1.50%	$1,238,145.00 98.50%
2773	JDS Uniphase Corporation (JDSU)	18.50%	$19.37	$14.53	3 months	78008K2M4	$1,467,000.00	100%	$22,005.00 1.50%	$1,444,995.00 98.50%
2774	The St. Joe Company (JOE)	15.25%	$25.11	$20.09	3 months	78008K2N2	$193,000.00	100%	$2,895.00 1.50%	$190,105.00 98.50%
2775	US Airways Group, Inc. (LCC)	17.25%	$9.02	$6.77	3 months	78008K2P7	$790,000.00	100%	$11,850.00 1.50%	$778,150.00 98.50%
2776	MGM Resorts International (MGM)	16.50%	$12.89	$10.31	3 months	78008K2Q5	$1,666,000.00	100%	$24,990.00 1.50%	$1,641,010.00 98.50%
2777	Netflix Inc. (NFLX)	16.25%	$237.32	$189.86	3 months	78008K2R3	$474,000.00	100%	$7,110.00 1.50%	$466,890.00 98.50%
2778	NVIDIA Corporation (NVDA)	17.00%	$19.32	$15.46	3 months	78008K2S1	$410,000.00	100%	$6,150.00 1.50%	$403,850.00 98.50%
2779	Patriot Coal Corporation (PCX)	19.25%	$24.85	$18.64	3 months	78008K2T9	$3,455,000.00	100%	$51,825.00 1.50%	$3,403,175.00 98.50%
2780	Silver Wheaton Corporation (SLW)	17.75%	$42.70	$34.16	3 months	78008K2U6	$1,154,000.00	100%	$17,310.00 1.50%	$1,136,690.00 98.50%
2781	STEC Inc. (STEC)	15.25%	$19.15	$14.36	3 months	78008K2V4	$280,000.00	100%	$4,200.00 1.50%	$275,800.00 98.50%
2782	Supervalu Inc. (SVU)	13.25%	$8.72	$6.98	3 months	78008K2W2	$254,000.00	100%	$3,810.00 1.50%	$250,190.00 98.50%
2783	Trina Solar Limited (TSL)	13.75%	$28.60	$21.45	3 months	78008K2X0	$245,000.00	100%	$3,675.00 1.50%	$241,325.00 98.50%
2784	Tesoro Corporation (TSO)	16.00%	$26.55	$21.24	3 months	78008K2Y8	$1,230,000.00	100%	$18,450.00 1.50%	$1,211,550.00 98.50%
2785	United States Steel Corporation (X)	10.75%	$55.40	$44.32	3 months	78008K2Z5	$128,000.00	100%	$1,920.00 1.50%	$126,080.00 98.50%
2787	Brigham Exploration Corporation (BEXP)	12.25%	$36.11	$28.89	6 months	78008K3B7	$25,000.00	100%	$437.50 1.75%	$24,562.50 98.25%
2788	Ford Motor Company (F)	9.25%	$14.86	$11.89	6 months	78008K3C5	$62,000.00	100%	$1,085.00 1.75%	$60,915.00 98.25%
2789	Freeport-McMoRan Copper & Gold (FCX)	13.75%	$54.08	$43.26	6 months	78008K3D3	$554,000.00	100%	$9,695.00 1.75%	$544,305.00 98.25%
2790	First Solar, Inc. (FSLR)	11.00%	$153.28	$107.30	6 months	78008K3E1	$300,000.00	100%	$5,250.00 1.75%	$294,750.00 98.25%

RBC Capital Markets, LLC
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2791	Northern Oil and Gas, Inc (NOG)	11.25%	$26.20	$20.96	6 months	78008K3F8	$99,000.00	100%	$1,732.50 1.75%	$97,267.50 98.25%

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this pricing supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this pricing supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This pricing supplement relates to twenty nine (29) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Twenty four (24) of the Notes have a term of three months (“Three Month Notes”) and five (5) have a term of six months (“Six Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this pricing supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Pricing Date:	March 28, 2011

Issuance Date:	March 31, 2011

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the last business day of each month during the term of the Note, except for the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	June 27, 2011
Maturity Date:	June 30, 2011

Six Month Notes:

Valuation Date:	September 27, 2011
Maturity Date:	September 30, 2011

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the Valuation Date.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)      the Final Stock Price is less than the Initial Stock Price; and

(ii)     on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000427/c24110424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of 75% and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$75.00	100.00%	Physical or Cash Delivery Amount	10	$750
$74.50	n/a	Physical or Cash Delivery Amount	10	$745
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

•
RevCon 78008K2A0 (AKS): 0.31% of each stated interest payment (17.30% in total) will be treated as an interest payment and 16.99% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2B8 (AMR): 0.31% of each stated interest payment (14.75% in total) will be treated as an interest payment and 14.44% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2C6 (ARMH): 0.31% of each stated interest payment (12.25% in total) will be treated as an interest payment and 11.94% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2D4 (ATPG): 0.31% of each stated interest payment (15.00% in total) will be treated as an interest payment and 14.69% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2E2 (CRM): 0.31% of each stated interest payment (11.50% in total) will be treated as an interest payment and 11.19% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2F9 (DAL): 0.31% of each stated interest payment (17.75% in total) will be treated as an interest payment and 17.44% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2G7 (DRYS): 0.31% of each stated interest payment (13.75% in total) will be treated as an interest payment and 13.44% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2H5 (GMCR): 0.31% of each stated interest payment (18.25% in total) will be treated as an interest payment and 17.94% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2J1 (GT): 0.31% of each stated interest payment (14.25% in total) will be treated as an interest payment and 13.94% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2K8 (HK): 0.31% of each stated interest payment (11.50% in total) will be treated as an interest payment and 11.19% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2L6 (HL): 0.31% of each stated interest payment (12.00% in total) will be treated as an interest payment and 11.69% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2M4 (JDSU): 0.31% of each stated interest payment (18.50% in total) will be treated as an interest payment and 18.19% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008K2N2 (JOE): 0.31% of each stated interest payment (15.25% in total) will be treated as an interest payment and 14.94% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2P7 (LCC): 0.31% of each stated interest payment (17.25% in total) will be treated as an interest payment and 16.94% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2Q5 (MGM): 0.31% of each stated interest payment (16.50% in total) will be treated as an interest payment and 16.19% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2R3 (NFLX): 0.31% of each stated interest payment (16.25% in total) will be treated as an interest payment and 15.94% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2S1 (NVDA): 0.31% of each stated interest payment (17.00% in total) will be treated as an interest payment and 16.69% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2T9 (PCX): 0.31% of each stated interest payment (19.25% in total) will be treated as an interest payment and 18.94% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2U6 (SLW): 0.31% of each stated interest payment (17.75% in total) will be treated as an interest payment and 17.44% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2V4 (STEC): 0.31% of each stated interest payment (15.25% in total) will be treated as an interest payment and 14.94% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2W2 (SVU): 0.31% of each stated interest payment (13.25% in total) will be treated as an interest payment and 12.94% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2X0 (TSL): 0.31% of each stated interest payment (13.75% in total) will be treated as an interest payment and 13.44% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2Y8 (TSO): 0.31% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.69% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K2Z5 (X): 0.31% of each stated interest payment (10.75% in total) will be treated as an interest payment and 10.44% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008K3B7 (BEXP): 0.46% of each stated interest payment (12.25% in total) will be treated as an interest payment and 11.79% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K3C5 (F): 0.46% of each stated interest payment (9.25% in total) will be treated as an interest payment and 8.79% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K3D3 (FCX): 0.46% of each stated interest payment (13.75% in total) will be treated as an interest payment and 13.29% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K3E1 (FSLR): 0.46% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.54% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008K3F8 (NOG): 0.46% of each stated interest payment (11.25% in total) will be treated as an interest payment and 10.79% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets, LLC
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

•
AK Steel Holding Corporation, through its wholly-owned subsidiary, produces flat rolled carbon steel. The company produces coated, cold rolled, and hot rolled carbon steel for the automotive, appliance, construction, and manufacturing markets. AK Steel also cold rolls and aluminum coats stainless steel for automotive industry customers.

•
AMR Corporation operates an airline that provides scheduled passenger, freight, and mail service throughout North America, the Caribbean, Latin America, Europe, and the Pacific. The company also provides connecting service throughout the United States, Canada, and the Caribbean. In addition, The company provides aviation services, call center management services, and investment advisory services.

•
ARM Holdings plc develops processors, data engines, peripherals, software, and tools. Its solutions are used in a variety of applications, including in the automotive, consumer entertainment, digital imaging, mass storage, networking, security, and wireless industries. This Reference Stock is an ADR that trades on the NASDAQ Global Select Market.

•
ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico. The company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies. ATP also operates in the shallow waters of the Gulf of Mexico and in the North Sea.

•
Salesforce.com, Inc. provides software on demand. The company supplies a customer relationship management service to businesses worldwide providing a technology platform for customers and developers to build and run business applications. Clients use Salesforce.com to manage their customer, sales and operational data.

•	Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally.

RBC Capital Markets, LLC
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
DryShips Inc. owns and operates drybulk carriers. Commodities transported by the company consist of major bulks, which include iron ore, coal, and grain, and minor bulks such as bauxite, phosphate and steel products. The company also owns Ultra Deep Water Rigs.

•
Green Mountain Coffee Roasters, Inc. roasts Arabica coffees and offers various coffee selections. The company's products include single-origin, estate, certified organic, Fair Trade, signature blends, and flavored coffees sold under the Green Mountain Coffee Roasters brand. Green Mountain serves offices, supermarkets, and convenience stores, and operates a direct mail business.

•
The Goodyear Tire & Rubber Company develops, manufactures, distributes, and sells tires for most applications. The company also manufactures and markets several lines of rubber and rubber-related chemicals and provides automotive repair services. Goodyear also retreads truck, aircraft, and heavy equipment tires. The company provides its products and services worldwide.

•
Petrohawk Energy Corporation is an oil and gas company. The company participates in the exploration and production of natural gas and crude oil. The company's operations are currently focused in proven oil and gas producing trends primarily in South Texas, Louisiana, and Central California.

•	Hecla Mining Company explores, develops, and mines precious metals, gold and silver. The company has operations in the United States and Mexico.

•
JDS Uniphase Corporation provides communications test & measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. The company also provides optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications.

•	The St. Joe Company is a real estate operating company. The company provides community, commercial, industrial, leisure, and resort development, as well as timber, and commercial real estate services.

•
US Airways Group, Inc. is an air carrier that transports passengers, property, and mail. The company provides regularly scheduled service at airports in the United States, Canada, Europe, the Caribbean, and Latin America.

•
MGM Resorts International operates gaming, hospitality and entertainment resorts. The company owns properties in Nevada, Mississippi and Michigan in the United States, and owns interests in properties in Nevada and Illinois in the United States, and Macau. MGM Resorts also offers hospitality management services for casino and non-casino properties around the world.

•
Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. The company also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations.

•
NVIDIA Corporation designs, develops, and markets three dimensional (3D) graphics processors and related software. The company's products provide interactive 3D graphics to the mainstream personal computer market.

RBC Capital Markets, LLC
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

•	Patriot Coal Corporation is a coal mining company. The company operates in Central and Northern Appalachia and the Illinois Basin.

•
Silver Wheaton Corporation purchases and sells by-product silver from operating mines. The company has long term contracts to purchase all or a portion of the silver production from mines in Mexico, Sweden, Peru, Greece and the United States.

•
STEC Inc. provides technology solutions, offering products based on dynamic random access memory, static random access memory, and Flash memory technologies. The company designs, manufactures, and markets memory, storage, and connectivity products used in high performance computing, networking and communications, consumer electronics, and industrial applications.

•
SUPERVALU Inc. operates a chain of supermarkets and pharmacies primarily in the United States. The company also provides supply chain services, which includes wholesale distribution and related logistics support services.

•
Trina Solar Limited manufactures solar-power products including photovoltaic wafers, ingots, cells and modules. The company's solar modules provide environmentally-friendly electric power for residential, commercial, industrial, and other applications worldwide. This Reference Stock is an ADR that trades on the New York Stock Exchange.

•
Tesoro Corporation refines and markets petroleum products, and provides transporting services. The company operates refineries, as well as a network of retail and refueling stations in the western United States. The company also markets gasoline and diesel fuel to independent marketers and commercial end users.

•
United States Steel Corporation is an integrated steel producer with production operations in North America and Europe. The company's operations include coke production in both North America and Europe and iron ore pellets in North America, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

•
Brigham Exploration Company, an independent exploration and production company, applies 3-D seismic imaging and other technologies to explore and develop onshore domestic natural gas and oil resources. The company's exploration activities are concentrated primarily in the Anadarko Basin, the Gulf Coast, the Williston Basin, and the west Texas region of the United States.

•	Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary.

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company also, through a subsidiary, is involved in smelting and refining of copper concentrates.

•	First Solar, Inc. designs and manufactures solar modules. The company uses a thin film semiconductor technology to manufacture electricity-producing solar modules.

RBC Capital Markets, LLC
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

•	Northern Oil and Gas, Inc. is an oil and gas exploration and production company. The company is currently focused on the Rocky Mountain regions of the United States.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2008, 2009, 2010, as well as for the period from January 1, 2011 to March 28, 2011. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	57.19	34.20	54.42
4/1/2008	6/30/2008	73.07	54.21	69.00
7/1/2008	9/30/2008	67.35	22.54	25.92
10/1/2008	12/31/2008	25.29	5.20	9.32

1/1/2009	3/31/2009	13.07	5.40	7.12
4/1/2009	6/30/2009	21.70	6.81	19.19
7/1/2009	9/30/2009	24.27	14.77	19.73
10/1/2009	12/31/2009	22.80	15.04	21.35

1/1/2010	3/31/2010	26.75	19.22	22.86
4/1/2010	6/30/2010	25.12	11.85	11.92
7/1/2010	9/30/2010	15.70	11.34	13.81
10/1/2010	12/31/2010	16.85	12.09	16.37

1/1/2011	3/28/2011	17.87	14.00	15.61

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	16.49	8.10	9.02
4/1/2008	6/30/2008	10.40	4.93	5.12
7/1/2008	9/30/2008	13.41	4.00	9.82
10/1/2008	12/31/2008	12.37	6.06	10.67

1/1/2009	3/31/2009	12.47	2.41	3.19
4/1/2009	6/30/2009	6.50	3.11	4.02
7/1/2009	9/30/2009	9.24	3.93	7.95
10/1/2009	12/31/2009	8.28	5.11	7.73

1/1/2010	3/31/2010	10.48	6.79	9.11
4/1/2010	6/30/2010	9.35	5.91	6.78
7/1/2010	9/30/2010	7.47	5.87	6.27
10/1/2010	12/31/2010	8.90	5.92	7.79

1/1/2011	3/28/2011	8.89	6.05	6.67

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	7.58	4.79	5.27
4/1/2008	6/30/2008	6.69	4.99	5.09
7/1/2008	9/30/2008	6.98	4.95	5.20
10/1/2008	12/31/2008	5.36	3.35	3.85

1/1/2009	3/31/2009	4.69	3.27	4.42
4/1/2009	6/30/2009	6.04	4.51	5.97
7/1/2009	9/30/2009	7.06	5.61	7.00
10/1/2009	12/31/2009	8.71	6.44	8.56

1/1/2010	3/31/2010	10.88	8.74	10.69
4/1/2010	6/30/2010	13.17	9.50	12.40
7/1/2010	9/30/2010	19.96	12.17	18.76
10/1/2010	12/31/2010	21.02	16.46	20.75

1/1/2011	3/28/2011	31.81	20.55	26.89

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	52.25	28.89	32.72
4/1/2008	6/30/2008	47.35	26.55	39.47
7/1/2008	9/30/2008	41.50	16.17	17.81
10/1/2008	12/31/2008	18.69	3.89	5.85

1/1/2009	3/31/2009	7.92	2.75	5.13
4/1/2009	6/30/2009	10.16	4.84	6.96
7/1/2009	9/30/2009	22.98	5.22	17.89
10/1/2009	12/31/2009	21.87	14.40	18.28

1/1/2010	3/31/2010	20.57	12.72	18.81
4/1/2010	6/30/2010	23.97	8.16	10.59
7/1/2010	9/30/2010	14.72	8.85	13.65
10/1/2010	12/31/2010	17.44	13.06	16.74

1/1/2011	3/28/2011	21.39	15.50	18.71

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	63.55	47.61	57.87
4/1/2008	6/30/2008	75.16	58.48	68.23
7/1/2008	9/30/2008	72.36	44.10	48.40
10/1/2008	12/31/2008	48.40	20.85	32.01

1/1/2009	3/31/2009	37.03	25.50	32.73
4/1/2009	6/30/2009	45.49	30.00	38.17
7/1/2009	9/30/2009	59.07	35.27	56.93
10/1/2009	12/31/2009	74.95	54.06	73.77

1/1/2010	3/31/2010	77.98	60.30	74.45
4/1/2010	6/30/2010	97.88	74.42	85.82
7/1/2010	9/30/2010	123.77	83.63	111.80
10/1/2010	12/31/2010	151.00	97.92	132.00

1/1/2011	3/28/2011	148.00	117.71	127.99

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	18.97	7.94	8.60
4/1/2008	6/30/2008	10.75	4.84	5.70
7/1/2008	9/30/2008	10.26	4.00	7.45
10/1/2008	12/31/2008	11.90	5.11	11.46

1/1/2009	3/31/2009	12.65	3.52	5.63
4/1/2009	6/30/2009	8.27	5.31	5.79
7/1/2009	9/30/2009	9.88	5.56	8.96
10/1/2009	12/31/2009	12.08	6.78	11.38

1/1/2010	3/31/2010	14.90	10.93	14.59
4/1/2010	6/30/2010	14.94	10.90	11.75
7/1/2010	9/30/2010	12.80	9.60	11.64
10/1/2010	12/31/2010	14.54	10.96	12.60

1/1/2011	3/28/2011	13.21	9.73	9.91

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	88.49	48.24	59.91
4/1/2008	6/30/2008	116.43	58.65	80.18
7/1/2008	9/30/2008	81.45	30.52	35.49
10/1/2008	12/31/2008	38.86	3.04	10.66

1/1/2009	3/31/2009	17.35	2.73	5.09
4/1/2009	6/30/2009	11.48	4.35	5.78
7/1/2009	9/30/2009	7.99	4.90	6.63
10/1/2009	12/31/2009	7.62	5.66	5.82

1/1/2010	3/31/2010	6.95	5.07	5.84
4/1/2010	6/30/2010	6.82	3.57	3.57
7/1/2010	9/30/2010	4.99	3.28	4.81
10/1/2010	12/31/2010	6.44	4.06	5.50

1/1/2011	3/28/2011	5.61	4.49	4.97

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P23

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	9.29	5.56	7.03
4/1/2008	6/30/2008	9.94	6.47	8.35
7/1/2008	9/30/2008	9.33	6.99	8.74
10/1/2008	12/31/2008	9.11	5.19	8.60

1/1/2009	3/31/2009	11.22	7.13	10.67
4/1/2009	6/30/2009	21.21	10.19	19.71
7/1/2009	9/30/2009	25.29	17.76	24.61
10/1/2009	12/31/2009	27.65	19.87	27.16

1/1/2010	3/31/2010	32.83	26.04	32.27
4/1/2010	6/30/2010	33.20	21.85	25.70
7/1/2010	9/30/2010	37.95	24.84	31.19
10/1/2010	12/31/2010	38.86	26.14	32.86

1/1/2011	3/28/2011	64.33	32.74	62.70

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P24

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	29.87	22.36	25.80
4/1/2008	6/30/2008	30.10	17.53	17.83
7/1/2008	9/30/2008	23.10	14.16	15.31
10/1/2008	12/31/2008	15.11	3.94	5.97

1/1/2009	3/31/2009	8.09	3.17	6.26
4/1/2009	6/30/2009	14.26	6.00	11.26
7/1/2009	9/30/2009	18.84	9.98	17.03
10/1/2009	12/31/2009	18.23	11.88	14.10

1/1/2010	3/31/2010	16.39	12.06	12.64
4/1/2010	6/30/2010	15.27	9.89	9.94
7/1/2010	9/30/2010	12.65	9.10	10.75
10/1/2010	12/31/2010	12.18	9.51	11.85

1/1/2011	3/28/2011	15.71	11.42	14.57

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P25

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	20.47	14.33	20.17
4/1/2008	6/30/2008	48.50	19.55	46.31
7/1/2008	9/30/2008	53.41	17.55	21.63
10/1/2008	12/31/2008	21.66	8.50	15.63

1/1/2009	3/31/2009	22.87	14.89	19.23
4/1/2009	6/30/2009	26.90	18.50	22.30
7/1/2009	9/30/2009	25.81	18.01	24.21
10/1/2009	12/31/2009	28.46	20.45	23.99

1/1/2010	3/31/2010	27.36	18.99	20.28
4/1/2010	6/30/2010	23.80	16.55	16.97
7/1/2010	9/30/2010	18.38	14.32	16.14
10/1/2010	12/31/2010	19.93	16.04	18.25

1/1/2011	3/28/2011	23.38	18.08	22.56

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P26

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	12.79	8.06	11.16
4/1/2008	6/30/2008	13.10	7.40	9.26
7/1/2008	9/30/2008	9.94	4.00	4.68
10/1/2008	12/31/2008	4.91	1.03	2.80

1/1/2009	3/31/2009	2.95	1.17	2.00
4/1/2009	6/30/2009	3.89	1.85	2.68
7/1/2009	9/30/2009	5.04	2.26	4.39
10/1/2009	12/31/2009	7.47	3.80	6.18

1/1/2010	3/31/2010	6.99	4.27	5.47
4/1/2010	6/30/2010	6.47	4.90	5.22
7/1/2010	9/30/2010	6.44	4.52	6.32
10/1/2010	12/31/2010	11.52	6.20	11.26

1/1/2011	3/28/2011	11.56	7.81	8.81

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P27

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	14.26	9.49	13.39
4/1/2008	6/30/2008	15.32	11.04	11.36
7/1/2008	9/30/2008	11.98	7.73	8.46
10/1/2008	12/31/2008	8.47	2.01	3.65

1/1/2009	3/31/2009	5.30	2.21	3.25
4/1/2009	6/30/2009	6.34	3.15	5.72
7/1/2009	9/30/2009	8.38	4.76	7.11
10/1/2009	12/31/2009	8.75	5.35	8.25

1/1/2010	3/31/2010	12.86	7.67	12.53
4/1/2010	6/30/2010	13.95	9.50	9.84
7/1/2010	9/30/2010	12.95	9.05	12.39
10/1/2010	12/31/2010	14.69	10.19	14.48

1/1/2011	3/28/2011	29.12	14.52	19.37

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P28

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	46.39	29.51	42.93
4/1/2008	6/30/2008	44.79	33.79	34.32
7/1/2008	9/30/2008	42.49	30.65	39.09
10/1/2008	12/31/2008	39.76	18.80	24.32

1/1/2009	3/31/2009	27.02	14.54	16.74
4/1/2009	6/30/2009	27.43	16.09	26.49
7/1/2009	9/30/2009	34.26	22.15	29.12
10/1/2009	12/31/2009	30.98	23.29	28.89

1/1/2010	3/31/2010	34.15	25.99	32.35
4/1/2010	6/30/2010	37.44	21.26	23.16
7/1/2010	9/30/2010	27.71	22.80	24.87
10/1/2010	12/31/2010	25.37	17.04	21.85

1/1/2011	3/28/2011	30.33	21.50	25.11

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P29

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	16.44	7.24	8.91
4/1/2008	6/30/2008	9.94	2.30	2.50
7/1/2008	9/30/2008	10.13	1.45	6.03
10/1/2008	12/31/2008	11.23	3.16	7.73

1/1/2009	3/31/2009	9.66	1.88	2.53
4/1/2009	6/30/2009	5.35	2.12	2.43
7/1/2009	9/30/2009	5.60	2.00	4.70
10/1/2009	12/31/2009	5.40	2.82	4.84

1/1/2010	3/31/2010	8.17	4.47	7.35
4/1/2010	6/30/2010	10.87	5.71	8.61
7/1/2010	9/30/2010	11.40	8.02	9.25
10/1/2010	12/31/2010	12.25	8.94	10.01

1/1/2011	3/28/2011	11.55	7.72	9.02

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P30

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	84.92	57.26	58.77
4/1/2008	6/30/2008	62.90	33.00	33.89
7/1/2008	9/30/2008	38.49	21.65	28.50
10/1/2008	12/31/2008	27.70	8.00	13.76

1/1/2009	3/31/2009	16.89	1.81	2.33
4/1/2009	6/30/2009	13.78	2.34	6.39
7/1/2009	9/30/2009	14.25	5.34	12.04
10/1/2009	12/31/2009	12.72	8.54	9.12

1/1/2010	3/31/2010	12.86	9.32	12.00
4/1/2010	6/30/2010	16.66	9.60	9.64
7/1/2010	9/30/2010	11.55	8.92	11.28
10/1/2010	12/31/2010	15.09	10.70	14.85

1/1/2011	3/28/2011	16.94	12.15	12.89

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P31

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	39.65	20.38	34.65
4/1/2008	6/30/2008	40.90	26.05	26.07
7/1/2008	9/30/2008	33.97	26.40	30.88
10/1/2008	12/31/2008	30.66	17.90	29.89

1/1/2009	3/31/2009	44.40	28.78	42.92
4/1/2009	6/30/2009	50.24	36.25	41.34
7/1/2009	9/30/2009	48.20	37.93	46.17
10/1/2009	12/31/2009	61.65	44.31	55.14

1/1/2010	3/31/2010	75.65	48.52	73.74
4/1/2010	6/30/2010	127.95	73.62	108.65
7/1/2010	9/30/2010	174.38	95.33	162.16
10/1/2010	12/31/2010	209.24	147.39	175.70

1/1/2011	3/28/2011	247.55	173.50	237.32

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P32

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	34.14	17.31	19.79
4/1/2008	6/30/2008	25.35	17.61	18.72
7/1/2008	9/30/2008	18.78	8.81	10.71
10/1/2008	12/31/2008	10.74	5.75	8.07

1/1/2009	3/31/2009	10.70	7.09	9.86
4/1/2009	6/30/2009	12.39	8.33	11.29
7/1/2009	9/30/2009	16.57	9.72	15.03
10/1/2009	12/31/2009	18.94	11.56	18.68

1/1/2010	3/31/2010	18.95	15.15	17.38
4/1/2010	6/30/2010	18.12	10.21	10.21
7/1/2010	9/30/2010	12.34	8.65	11.68
10/1/2010	12/31/2010	15.42	10.38	15.40

1/1/2011	3/28/2011	26.17	15.42	19.32

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P33

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	28.89	16.14	23.49
4/1/2008	6/30/2008	82.02	23.13	76.65
7/1/2008	9/30/2008	77.65	24.09	29.05
10/1/2008	12/31/2008	28.45	5.24	6.25

1/1/2009	3/31/2009	9.00	2.76	3.71
4/1/2009	6/30/2009	10.90	3.51	6.38
7/1/2009	9/30/2009	14.12	4.97	11.76
10/1/2009	12/31/2009	17.24	10.21	15.46

1/1/2010	3/31/2010	22.25	13.88	20.46
4/1/2010	6/30/2010	24.25	11.68	11.75
7/1/2010	9/30/2010	14.02	9.77	11.41
10/1/2010	12/31/2010	19.94	11.52	19.37

1/1/2011	3/28/2011	29.19	19.68	24.85

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P34

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	19.53	14.25	15.53
4/1/2008	6/30/2008	17.60	12.56	14.65
7/1/2008	9/30/2008	15.93	7.66	8.15
10/1/2008	12/31/2008	8.65	2.51	6.49

1/1/2009	3/31/2009	8.81	4.88	8.23
4/1/2009	6/30/2009	10.97	7.07	8.24
7/1/2009	9/30/2009	13.33	7.12	12.59
10/1/2009	12/31/2009	17.44	11.67	15.02

1/1/2010	3/31/2010	17.80	13.04	15.68
4/1/2010	6/30/2010	21.89	15.96	20.10
7/1/2010	9/30/2010	27.10	17.64	26.65
10/1/2010	12/31/2010	42.34	25.35	39.04

1/1/2011	3/28/2011	46.38	28.86	42.70

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P35

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	10.17	5.67	6.19
4/1/2008	6/30/2008	14.24	6.10	10.27
7/1/2008	9/30/2008	11.26	7.20	7.70
10/1/2008	12/31/2008	7.92	3.42	4.26

1/1/2009	3/31/2009	8.72	3.70	7.37
4/1/2009	6/30/2009	24.98	7.34	23.19
7/1/2009	9/30/2009	42.50	22.83	29.39
10/1/2009	12/31/2009	29.66	11.26	16.34

1/1/2010	3/31/2010	20.44	9.47	11.98
4/1/2010	6/30/2010	16.35	10.64	12.56
7/1/2010	9/30/2010	16.25	10.95	12.45
10/1/2010	12/31/2010	18.46	12.01	17.65

1/1/2011	3/28/2011	25.44	16.92	19.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P36

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	37.43	26.02	29.98
4/1/2008	6/30/2008	35.91	28.98	30.89
7/1/2008	9/30/2008	32.89	20.82	21.70
10/1/2008	12/31/2008	22.30	8.77	14.60

1/1/2009	3/31/2009	20.38	13.72	14.28
4/1/2009	6/30/2009	17.93	12.81	12.95
7/1/2009	9/30/2009	16.43	12.13	15.06
10/1/2009	12/31/2009	17.58	12.41	12.71

1/1/2010	3/31/2010	17.89	12.60	16.68
4/1/2010	6/30/2010	17.46	10.82	10.84
7/1/2010	9/30/2010	11.97	9.67	11.53
10/1/2010	12/31/2010	12.45	8.20	9.63

1/1/2011	3/28/2011	9.87	7.07	8.72

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P37

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	28.25	12.94	15.37
4/1/2008	6/30/2008	26.75	14.82	15.32
7/1/2008	9/30/2008	17.46	11.03	11.48
10/1/2008	12/31/2008	12.37	2.81	4.65

1/1/2009	3/31/2009	6.89	2.88	5.21
4/1/2009	6/30/2009	14.20	5.09	12.82
7/1/2009	9/30/2009	17.95	10.05	16.09
10/1/2009	12/31/2009	28.20	14.39	26.99

1/1/2010	3/31/2010	31.12	19.53	24.41
4/1/2010	6/30/2010	27.57	14.85	17.28
7/1/2010	9/30/2010	30.57	17.06	30.18
10/1/2010	12/31/2010	31.88	22.05	23.42

1/1/2011	3/28/2011	30.84	22.90	28.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P38

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	48.35	26.55	30.00
4/1/2008	6/30/2008	33.40	18.60	19.77
7/1/2008	9/30/2008	20.17	14.29	16.49
10/1/2008	12/31/2008	16.86	6.71	13.17

1/1/2009	3/31/2009	19.16	11.88	13.47
4/1/2009	6/30/2009	18.76	12.25	12.73
7/1/2009	9/30/2009	16.04	10.63	14.98
10/1/2009	12/31/2009	16.92	12.27	13.55

1/1/2010	3/31/2010	15.33	11.49	13.90
4/1/2010	6/30/2010	14.43	10.76	11.67
7/1/2010	9/30/2010	13.49	10.40	13.36
10/1/2010	12/31/2010	18.94	12.80	18.54

1/1/2011	3/28/2011	26.85	17.60	26.55

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P39

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	128.30	91.11	126.87
4/1/2008	6/30/2008	196.00	122.00	184.78
7/1/2008	9/30/2008	180.57	68.63	77.61
10/1/2008	12/31/2008	77.92	20.73	37.20

1/1/2009	3/31/2009	41.30	16.66	21.13
4/1/2009	6/30/2009	43.15	20.18	35.74
7/1/2009	9/30/2009	51.65	29.36	44.37
10/1/2009	12/31/2009	58.19	33.25	55.12

1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/30/2010	51.38	36.94	43.84
10/1/2010	12/31/2010	59.50	39.78	58.42

1/1/2011	3/28/2011	64.02	51.33	55.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P40

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	8.16	4.86	6.07
4/1/2008	6/30/2008	18.29	5.76	15.83
7/1/2008	9/30/2008	17.62	10.01	10.99
10/1/2008	12/31/2008	10.85	2.32	3.20

1/1/2009	3/31/2009	4.25	1.05	1.90
4/1/2009	6/30/2009	4.30	1.63	3.49
7/1/2009	9/30/2009	10.61	2.50	9.08
10/1/2009	12/31/2009	14.92	8.00	13.55

1/1/2010	3/31/2010	18.00	12.59	15.95
4/1/2010	6/30/2010	21.15	13.46	15.38
7/1/2010	9/30/2010	19.15	14.19	18.75
10/1/2010	12/31/2010	28.15	18.55	27.24

1/1/2011	3/28/2011	37.07	24.46	36.11

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P41

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	6.94	4.95	5.72
4/1/2008	6/30/2008	8.79	4.46	4.81
7/1/2008	9/30/2008	6.33	4.17	5.20
10/1/2008	12/31/2008	4.95	1.02	2.29

1/1/2009	3/31/2009	2.99	1.50	2.63
4/1/2009	6/30/2009	6.53	2.40	6.07
7/1/2009	9/30/2009	8.86	5.25	7.21
10/1/2009	12/31/2009	10.37	6.61	10.00

1/1/2010	3/31/2010	14.54	10.06	12.57
4/1/2010	6/30/2010	14.57	9.75	10.08
7/1/2010	9/30/2010	13.24	10.02	12.24
10/1/2010	12/31/2010	17.42	12.12	16.79

1/1/2011	3/28/2011	18.97	13.78	14.86

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P42

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	53.69	34.55	48.11
4/1/2008	6/30/2008	63.62	46.50	58.60
7/1/2008	9/30/2008	58.54	25.62	28.43
10/1/2008	12/31/2008	28.10	7.85	12.22

1/1/2009	3/31/2009	21.73	10.59	19.06
4/1/2009	6/30/2009	30.78	18.30	25.06
7/1/2009	9/30/2009	36.72	21.60	34.31
10/1/2009	12/31/2009	43.68	31.51	40.15

1/1/2010	3/31/2010	45.28	33.02	41.77
4/1/2010	6/30/2010	44.15	29.12	29.57
7/1/2010	9/30/2010	43.96	28.36	42.70
10/1/2010	12/31/2010	60.39	43.19	60.05

1/1/2011	3/28/2011	61.35	46.25	54.08

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P43

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	272.47	143.34	231.14
4/1/2008	6/30/2008	317.00	232.20	272.82
7/1/2008	9/30/2008	301.30	176.07	188.91
10/1/2008	12/31/2008	202.88	85.28	137.96

1/1/2009	3/31/2009	165.20	100.93	132.70
4/1/2009	6/30/2009	207.51	129.90	162.12
7/1/2009	9/30/2009	176.00	112.12	152.86
10/1/2009	12/31/2009	162.20	115.09	135.40

1/1/2010	3/31/2010	142.46	98.71	122.65
4/1/2010	6/30/2010	152.53	100.20	113.83
7/1/2010	9/30/2010	151.39	112.06	147.35
10/1/2010	12/31/2010	152.74	120.92	130.14

1/1/2011	3/28/2011	175.41	130.25	153.28

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P44

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2008	3/31/2008	7.14	6.98	7.09
4/1/2008	6/30/2008	16.40	6.99	13.28
7/1/2008	9/30/2008	13.98	5.15	8.13
10/1/2008	12/31/2008	8.10	2.06	2.60

1/1/2009	3/31/2009	4.12	2.01	3.60
4/1/2009	6/30/2009	8.47	3.42	6.37
7/1/2009	9/30/2009	8.44	4.77	8.40
10/1/2009	12/31/2009	12.63	7.66	11.84

1/1/2010	3/31/2010	16.22	10.49	15.85
4/1/2010	6/30/2010	17.75	11.76	12.84
7/1/2010	9/30/2010	17.10	11.95	16.94
10/1/2010	12/31/2010	28.33	16.99	27.21

1/1/2011	3/28/2011	33.95	23.52	26.20

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P45

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION
We expect that delivery of the Notes will be made against payment for the Notes on or about March 31, 2011, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

RBC Capital Markets, LLC
P46